TPG Reports Fourth Quarter and Full Year 2022 Financial Results Year Ended December 31, 2022

TPG | 2 ▪ Total assets under management of $135 billion as of December 31, 2022, an increase of 19% compared to $114 billion as of December 31, 2021 ▪ GAAP net income attributable to TPG Inc. of $24 million and $92 million for the three months and year ended December 31, 2022, respectively, with basic net income per share to Class A common stock of $0.28 and $1.10 over the same periods, respectively ▪ Fee-Related Earnings of $139 million and $454 million for the three months and year ended December 31, 2022, resulting in Fee-Related Earnings margins of 45% and 42% over the same periods, respectively ▪ After-tax Distributable Earnings of $227 million (or $0.59 per share of Class A common stock) for the quarter ended December 31, 2022 ▪ Announced dividend of $0.50 per share of Class A common stock for the quarter ended December 31, 2022 San Francisco and Fort Worth, TX – February 15, 2023 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited fourth quarter and full year 2022 results. TPG issued a full detailed presentation of its fourth quarter and full year ended December 31, 2022 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “Since TPG’s IPO early last year, we’ve navigated markets with more disruption and volatility than we’ve seen in over a decade. Against this challenging backdrop, we surpassed what we set out to accomplish in our first year as a public company,” said Jon Winkelried, Chief Executive Officer. “We finished 2022 with total AUM of $135 billion, which increased nearly 20% year-over-year, driven by $30 billion of new capital raised across our platforms. We also delivered strong financial performance in 2022, with fee-related earnings of $454 million, which grew 39% from pro forma 2021. We believe our solid results through such a volatile year demonstrate the durability of our franchise, and ensure we remain well-positioned for long-term growth and diversification.” Dividend TPG has declared a quarterly dividend of $0.50 per share of Class A common stock to holders of record at the close of business on February 27, 2023, payable on March 10, 2023. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 225-9448 (US toll-free) or (203) 518-9708 (international), using the conference ID TPGQ422. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. Shareholder contact: Media contact: Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports Fourth Quarter 2022 Financial Results

TPG | 3 TPG Reports Fourth Quarter 2022 Financial Results About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $135 billion of assets under management and investment and operational teams around the world. TPG invests across five multi-strategy platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Forward Looking Statements This presentation contains “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected filing of our amended and restated certificate of incorporation, expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding.

TPG | 4 Prior to and in connection with our initial public offering (“IPO”), we completed certain transactions as part of a corporate reorganization (the “Reorganization”), which concluded with NASDAQ listing our Class A common stock on January 13, 2022. The Reorganization included certain transfers of economic entitlements and investments that were effectuated December 31, 2021, including the transfer of certain limited partner interests in entities that (i) serve as the general partner of certain TPG funds and (ii) are, or historically were, consolidated by TPG Group Holdings (SBS), L.P. (“TPG general partner entities”) to Tarrant RemainCo I, L.P., Tarrant RemainCo II, L.P. and Tarrant RemainCo III, L.P. (“RemainCo”). The transfer of certain limited partner interests in TPG general partner entities to RemainCo resulted in the deconsolidation of TPG Funds, as the TPG general partner entities are no longer considered the primary beneficiary as of December 31, 2021. While the Reorganization did not affect, on a GAAP or non-GAAP basis, our income statement activity for the fiscal year ended December 31, 2021 or our financial statements for prior periods, this presentation includes pro forma financial data giving effect to the IPO and the Reorganization as though they had occurred on January 1, 2020. As such, the pro forma information reflects certain Reorganization adjustments, including, but not limited to, the exclusion of assets that were transferred to RemainCo, increasing the amount of performance allocations our people will receive, the inclusion of an administrative services fee paid by RemainCo to the Company, additional interest on debt incurred as part of the Reorganization, and the step-up of taxes on a public-company basis. Therefore, comparability of the pro forma information included in this presentation to prior financial data or future periods may be limited. See the Supplemental Details and Reconciliations and Disclosures Sections of this presentation for a full comparison of actual to pro forma financial data, reconciliations of Non-GAAP to the most comparable GAAP measures, and adjustment descriptions. Comparability Statement and Pro Forma Financial Information

Fourth Quarter and Full Year 2022 Financial Results

GAAP Statements of Operations (Unaudited)

- Net loss of $10 million for 4Q'22, compared to 3Q'22 net income of $53 million, and pro forma 4Q'21 net income of $236 million
- Net income attributable to TPG Inc. of $24 million for 4Q'22, compared to net income of $37 million in 3Q'22, and net income of $41 million in 4Q'21 on a pro forma basis

($ in thousands, except share and per share amounts)	Actual 4Q'21	Actual FY'21	Pro Forma 4Q'21	Actual 4Q'22	Pro Forma FY'21	Actual FY'22
Revenues						
Fees and other	$ 292,789	$ 977,904	$ 296,739	$ 350,179	$ 998,711	$ 1,246,635
Capital allocation-based income	786,538	3,998,483	779,091	89,156	3,989,830	756,252
Total revenues	**1,079,327**	**4,976,387**	**1,075,830**	**439,335**	**4,988,541**	**2,002,887**
Expenses						
Compensation and benefits						
Cash-based compensation and benefits	187,032	579,698	144,112	124,945	439,420	473,696
Equity-based compensation	—	—	124,319	153,514	500,607	627,714
Performance allocation compensation	—	—	502,308	41,949	2,538,505	416,556
Total compensation and benefits	187,032	579,698	770,739	320,408	3,478,532	1,517,966
General, administrative and other	95,660	278,590	95,660	93,447	278,590	368,915
Depreciation and amortization	16,086	21,223	16,086	8,361	21,223	32,990
Interest expense	3,973	16,291	4,971	6,506	20,282	21,612
Expenses of consolidated TPG Funds and Public SPACs:						
Interest expense	167	740	—	—	—	—
Other	(3,895)	20,024	(4,329)	769	18,395	3,316
Total expenses	**299,023**	**916,566**	**883,127**	**429,491**	**3,817,022**	**1,944,799**
Investment income						
Income from investments:						
Net gains from investment activities	14,873	353,219	32,292	(19,286)	260,359	(110,131)
Interest, dividends and other	(499)	6,460	(499)	5,775	6,460	9,168
Investment income of consolidated TPG Funds and Public SPACs:						
Net gains from investment activities	14,384	23,392	—	—	—	—
Unrealized gains on derivative liabilities	20,294	211,822	20,294	667	211,822	12,382
Interest, dividends and other	7,350	10,321	6,257	2,201	6,292	6,741
Total investment income	**56,402**	**605,214**	**58,344**	**(10,643)**	**484,933**	**(81,840)**
Income before income taxes	**836,706**	**4,665,035**	**251,047**	**(799)**	**1,656,452**	**(23,752)**
Income tax expense	2,948	9,038	15,246	8,949	77,979	32,483
Net income[(1)]	**833,758**	**4,655,997**	**235,801**	**(9,748)**	**1,578,473**	**(56,235)**
Less:						
Net income attributable to redeemable equity in Public SPACs prior to IPO	21,922	155,131	—	—	—	(517)
Net income attributable to non-controlling interests in consolidated TPG Funds prior to IPO	11,096	19,287	—	—	—	—
Net income attributable to other non-controlling interests prior to IPO	474,879	2,455,825	—	—	—	966
Net income attributable to TPG Group Holdings prior to IPO	**325,861**	**2,025,754**	—	—	—	**5,256**
Net income attributable to redeemable equity in Public SPACs	—	—	21,922	1,962	155,131	15,165
Net income attributable to non-controlling interests in TPG Operating Group	—	—	—	(40,145)	—	(180,824)
Net income attributable to other non-controlling interests	—	—	172,632	4,794	1,191,994	11,293
Net income attributable to TPG Inc. subsequent to IPO	$ —	$ —	$ **41,247**	$ **23,641**	$ **231,348**	$ **92,426**
Net income available to Class A common stock - Basic per share				$ *0.28*		$ *1.10*
Net income available to Class A common stock - Diluted per share				$ *(0.03)*		$ *(0.19)*
Weighted average shares outstanding - Basic				*79,272,036*		*79,255,411*
Weighted average shares outstanding - Diluted				*308,924,677*		*308,908,052*

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. See the Additional Information and Definitions pages in the Reconciliation and Disclosures section of this presentation for definitions of terms used throughout.
1. Operating profit margin, defined as net income divided by total revenues, was 21.9% for pro forma 4Q'21 and (2.2)% for 4Q'22. On a full year basis, operating profit margin was 31.6% for pro forma FY'21 and (2.8)% for FY'22.

TPG | 6

Fourth Quarter and Full Year Highlights

Actual Non-GAAP Financial Measures ($M)

- 4Q'22 FRR of $307 million increased 29% versus 4Q'21, with 4Q'22 FRE of $139 million and 4Q'22 After-tax DE of $227 million

	4Q'21	4Q'22	FY'21	FY'22
Fee-Related Revenues ("FRR")	$239	$307	$867	$1,086
Fee-Related Earnings ("FRE")	49	139	179	454
Realized Performance Allocations, Net	251	95	1,000	282
After-Tax Distributable Earnings ("After-tax DE")	307	227	1,240	700

Pro Forma Non-GAAP Financial Measures ($M)

- 4Q'22 After-tax DE of $227 million increased 65% from 4Q'21, primarily due to a 53% rise in FRE and a 77% increase in realized performance allocations, net

	4Q'21	4Q'22	FY'21	FY'22
Fee-Related Revenues	$238	$307	$874	$1,086
Fee-Related Earnings	91	139	326	454
Realized Performance Allocations, Net	54	95	205	282
After-Tax Distributable Earnings	137	227	538	700

Operating Metrics ($B)

- Total AUM of $135 billion, up 19% in the last twelve months; Fee Earning AUM of $78 billion, up 30% during the same period

	4Q'21	3Q'22	4Q'22
Assets Under Management ("AUM")	$113.6	$135.1	$135.0
Fee Earning Assets Under Management ("FAUM")	60.1	81.2	77.9
Net Accrued Performance Allocations[1]	0.8	0.7	0.6
Available Capital	28.4	46.4	43.0

	4Q'21	4Q'22	FY'21	FY'22
Value Creation	7%	1%	38%	8%
Capital Raised	$2.8	$3.6	$20.5	$30.0
Capital Invested	7.7	5.7	21.6	16.6
Realizations	7.0	4.2	25.4	15.5

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.
1. 4Q'21 Net Accrued Performance Allocations are pro forma for the Reorganization and IPO.

TPG | 7

Non-GAAP Financial Measures

- Fee-Related Earnings of $139 million in 4Q'22, an increase of 15% from $121 million in 3Q'22; Fee-Related Earnings margin increased from 43% in 3Q'22 to 45% in 4Q'22
- Fee-Related Earnings increased 53% from $91 million in pro forma 4Q'21 to $139 million in 4Q'22; Fee-Related Earnings margin increased from 38% in pro forma 4Q'21 to 45% in 4Q'22
- After-tax Distributable Earnings of $227 million in 4Q'22 increased from $113 million in 3Q'22 and $137 in pro forma 4Q'21, driven by an increase in realized performance allocations, net in both periods

($ in thousands)	Actual 4Q'21	Actual FY'21	Pro Forma 4Q'21	Actual 4Q'22	Pro Forma FY'21	Actual FY'22
Fee-Related Revenues						
Management Fees	$ 201,876	$ 718,364	$ 201,876	$ 249,933	$ 718,364	$ 929,860
Transaction, monitoring and other fees, net	24,666	102,041	24,666	46,245	102,041	109,078
Other Income	12,582	46,673	11,825	11,131	53,957	47,069
Fee-Related Revenues	**239,124**	**867,078**	**238,367**	**307,308**	**874,362**	**1,086,007**
Fee-Related Expenses						
Compensation and benefits, net	154,474	521,413	111,554	102,476	381,135	392,968
Operating expenses, net	35,827	167,114	35,827	65,981	167,114	239,189
Fee-Related Expenses	**190,301**	**688,527**	**147,381**	**168,457**	**548,249**	**632,157**
Fee-Related Earnings	**48,823**	**178,551**	**90,986**	**138,853**	**326,113**	**453,850**
Realized performance allocations, net	251,158	999,603	53,665	95,039	204,664	282,383
Realized investment income and other, net	15,972	92,720	8,164	19,638	66,720	42,038
Depreciation expense	(2,158)	(6,775)	(2,157)	(1,270)	(6,775)	(4,590)
Interest expense, net	(3,683)	(14,928)	(4,681)	(1,033)	(18,919)	(13,795)
Distributable Earnings	**310,112**	**1,249,171**	**145,977**	**251,227**	**571,803**	**759,886**
Income taxes	(2,909)	(9,308)	(8,599)	(24,681)	(33,684)	(59,623)
After-Tax Distributable Earnings	**$ 307,203**	**$ 1,239,863**	**$ 137,378**	**$ 226,546**	**$ 538,119**	**$ 700,263**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.

TPG | 8

Fee-Related Earnings

- 4Q'22 Fee-Related Revenues increased 9% over 3Q'22 primarily driven by capital markets fees, and 29% over pro forma 4Q'21 driven by an increase in Fee Earning AUM of 30% in the last twelve months, primarily in the Capital platform
- Fee-Related Expenses increased in 4Q'22 compared to pro forma 4Q'21 primarily due to increased professional fees as a public company and increased travel expenses
- Fee-Related Earnings margin of 45% in 4Q'22, an increase from 43% in 3Q'22 and 38% in pro forma 4Q'21; FY'22 Fee-Related Earnings margin was 42%


Fee-Related Earnings
($M)
Actual
Pro Forma
$49
$91
$139
$179
$326
$454
4Q'21
4Q'22
FY'21
FY'22


Management Fees by Platform(1)
($M)
Capital
Growth
Impact
Real Estate
Market Solutions
+24%
$202
$19
$18
$42
$34
$88
$250
$17
$40
$47
$37
$108
+29%
$718
$64
$70
$106
$142
$335
$930
$71
$154
$180
$142
$383
4Q'21
4Q'22
FY'21
FY'22

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments.
1. There are no pro forma adjustments to management fees, and therefore the by-platform breakdown does not change between actual and pro forma figures.

TPG | 9

TPG | 10 100% $307 $137 4Q'21 $700 FY’22 Distributable Earnings ▪ After-tax DE increased by 101% from $113 million in 3Q'22 to $227 million in 4Q'22, mainly due to increased realized performance allocations, net and a 15% increase in Fee-Related Earnings ▪ After-tax DE increased from $137 million in pro forma 4Q'21 to $227 million for 4Q'22, primarily due to an increase in realized performance allocations, net and Fee-Related Earnings After-Tax DE Distributable Earnings Mix 3Q'22 4Q'22 ($M) Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. $227 4Q'22 Actual Pro Forma $1,240 $538 FY’21 FRE All Other Sources of Pre-tax DE 55%45%

TPG | 11 Capital $89 Growth $5 Impact $— Market Solutions $1 Capital $250 Growth $14 Impact $16 Real Estate $1 Market Solutions $1 ▪ Realized performance allocations, net were $95 million in 4Q'22, driven by TPG VII and TPG VIII in the Capital platform and Growth IV in the Growth platform ▪ Realized performance allocations, net for FY’22 were $282 million driven by TPG VII, TPG VIII, and Asia VII in the Capital platform, as well as Rise I in the Impact platform Realized Performance Allocations, Net 4Q'22 Realized Performance Allocations, Net FY’22 Realized Performance Allocations, Net ($M) ($M) Total $282 Total $95 Capital Growth Impact Real Estate Market Solutions <$1

TPG | 12 725 +12 (95) 643 3Q'22 Value Creation & Other Realized Gains 4Q'22 56% 25% 10% 5% 4% Capital Growth Impact Real Estate Market Solutions Net Accrued Performance Allocations Value Creation 4Q'22 FY’22 Capital 2.2% 11.8% Growth 0.8% 2.9% Impact 0.7% 3.4% Real Estate (1.5%) 1.6% Market Solutions (2.2%) 6.6% Total 1.3% 7.8% Net Accrued Performance Allocations by Fund Vintage ($M) 3Q'22 4Q'22 2017 & Prior $402 $298 2018 59 54 2019 171 193 2020 63 62 2021 30 35 2022 — 1 Total $725 $643 4Q'22 Net Accrued Performance Allocations Net Accrued Performance Allocations Walk ($M) Total $643 ($M)

GAAP Balance Sheet (Unaudited)

- Our investments decreased $779 million, or 13%, from 4Q'21 to 4Q'22, mainly driven by realizations offset by an 8% increase in the value of our portfolio companies for FY'22
- In 4Q'21 we effectuated certain aspects of the Reorganization with respect to assets transferred to RemainCo, including cash and economic entitlements associated with certain other investments, which is reflected in our GAAP actuals; the pro forma column includes the impact of the IPO and additional Reorganization activities

($ in thousands)	GAAP 4Q'21	Pro Forma 4Q'21	GAAP 4Q'22
Assets			
Cash and cash equivalents	$ 972,729	$ 1,376,746	$ 1,107,484
Investments	6,109,046	6,109,046	5,329,868
Other assets	855,773	831,785	845,197
Assets of consolidated TPG Funds and Public SPACs	1,024,465	1,024,465	659,189
Total assets	**8,962,013**	**9,342,042**	**7,941,738**
Liabilities, redeemable equity and equity			
Liabilities			
Debt obligations	444,444	444,444	444,566
Due to affiliates	826,999	634,324	139,863
Accrued performance allocation compensation	—	3,848,126	3,269,889
Other liabilities	372,597	348,426	324,261
Liabilities of consolidated TPG Funds and Public SPACs	56,532	56,532	23,653
Total liabilities	**1,700,572**	**5,331,852**	**4,202,232**
Redeemable equity attributable to consolidated Public SPACs	1,000,027	1,000,027	653,635
Equity			
TPG Inc.[1]	—	498,560	509,672
Partners' capital controlling interests	1,606,593	—	—
Other non-controlling interests	4,654,821	2,511,603	2,576,199
Total equity	**6,261,414**	**3,010,163**	**3,085,871**
Total liabilities, redeemable equity and equity	**$ 8,962,013**	**$ 9,342,042**	**$ 7,941,738**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.
1. Includes TPG Inc. Class A and B common stock as well as additional paid-in-capital and retained earnings.

TPG | 13

Non-GAAP Balance Sheet

- Cash and cash equivalents of $692 million at the end of 4Q'22
- Our borrowings include securitized notes with a principal amount of $250 million, which are backed by $475 million in pledged assets as of 4Q'22, and a senior unsecured term loan with a principal amount of $200 million that was issued as part of the Reorganization
- At the end of 4Q'22, our net cash[1] was $242 million, and we had an undrawn $700 million credit facility
- In 4Q'21 we effectuated certain aspects of the Reorganization with respect to assets transferred to RemainCo, including cash and economic entitlements associated with certain other investments, which is reflected in our Non-GAAP actuals; the pro forma column includes the impact of the IPO and additional Reorganization activities

($ in thousands)		Non-GAAP 4Q'21		Pro Forma 4Q'21		Non-GAAP 4Q'22
Book Assets						
Cash and cash equivalents	$	242,370	$	646,387	$	691,687
Restricted cash		13,135		13,135		13,166
Accrued performance allocations		1,344,348		769,283		642,519
Investments in funds		559,810		559,810		576,814
Other assets, net		733,085		504,644		576,241
Total Book Assets		**2,892,748**		**2,493,259**		**2,500,427**
Book Liabilities						
Accounts payable, accrued expenses and other		525,267		308,421		48,183
Securitized borrowing, net		244,950		244,950		245,259
Senior unsecured term loan		199,494		199,494		199,307
Total Book Liabilities		**969,711**		**752,865**		**492,749**
Net Book Value	**$**	**1,923,037**	**$**	**1,740,394**	**$**	**2,007,678**

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.
1. Net cash comprised of $692 million of cash and cash equivalents less $450 million in debt principal.

TPG | 14

Operating Metrics

TPG | 16 $60 $78 $26 $35 $11 $11$11 $13$6 $13 $6 $6 4Q'21 4Q'22 $114 $135 $55 $66 $22 $23 $14 $16$13 $20 $10 $10 4Q'21 4Q'22 Assets Under Management and Fee Earning AUM ▪ 4Q'22 AUM rose 19% over 4Q'21 to $135.0 billion, driven by value creation of 8% for the last twelve months and capital raised of $30.0 billion over the same period, which included $8.9 billion in TPG IX and $3.4 billion in Asia VIII within the Capital platform, and $6.8 billion in TREP IV within the Real Estate platform; this was partially offset by realizations totaling $15.5 billion in the last twelve months ▪ FAUM increased 30% in 4Q'22 over 4Q'21 driven primarily by TPG IX, Asia VIII, and THP II in the Capital platform, and TREP IV in the Real Estate platform Assets Under Management Fee Earning AUM ($B) ($B) +19% +30% Capital Growth Impact Real Estate Market Solutions

TPG | 17 1% 6% 85% 4% 4% 6% 87% 2% 5% FAUM by Remaining Duration 11% 47% 36% 2% 5% Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception Note: For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of December 31, 2022. 2. Defined as the number of years between December 31, 2022 and contractual fund winddown, prior to any extensions. ▪ At the end of 4Q'22, approximately 89% of our AUM and 90% of our FAUM is in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any extensions) ▪ At the end of 4Q'22, approximately 85% of our FAUM has a remaining lifespan(2) of 5 or more years, with 38% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $135B Total $78B FAUM by Duration at Inception Total $78B ~90% ~85%~89% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption

TPG | 18 Capital $2,129 Real Estate $777 Capital $3,551 Growth $2,863 Impact $939 Real Estate $1,172 Market Solutions $1,573 ▪ AUM Subject to Fee Earning Growth totaled $13.0 billion as of 4Q'22 and represents capital commitments that, once deployed, generate new management fees (AUM Not Yet Earning Fees) or generate a higher rate of management fees (FAUM Subject to Step-Up) ▪ At the end of 4Q'22, our AUM Subject to Fee Earnings Growth represents 17% of FAUM and the potential fee-related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $70 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($M) ($M) Total $10,098 Total $2,906 AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each non-legacy fund with unallocated capital, the deployment of which would result in incremental management fees being earned. Revenue opportunity for each fund is calculated as (a) the incremental amount of unallocated capital that would be invested to achieve a range of 90%-100% total deployment of the original commitments of the fund, multiplied by (b) the incremental fee rate that we anticipate would be earned on invested capital and (c) the proportion of the fund's commitments that are expected to pay fees based on the amount of invested capital.

AUM Rollforward

- AUM held flat in 4Q'22 and increased $21.4 billion, or 19%, in the last twelve months
- AUM activity in 4Q'22 was driven by capital raised of $3.6 billion and changes in investment value of $0.5 billion, offset by realizations of $4.2 billion
- AUM growth for the last twelve months was driven by $30.0 billion of capital raised, including $15.3 billion in the Capital platform and $7.3 billion in the Real Estate platform, partially offset by $15.5 billion of realizations
- Changes in investment value increased for FY'22 largely due to value creation of 8%

	Three Months Ended December 31, 2022					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
AUM						
Balance as of Beginning of Period	$ 67,917	$ 21,790	$ 15,811	$ 19,771	$ 9,761	$ 135,050
Capital Raised	721	1,569	822	105	414	3,631
Realizations	(3,115)	(291)	(80)	(646)	(43)	(4,176)
Changes in Investment Value[1]	870	70	(123)	272	(560)	528
AUM as of end of period	**$ 66,392**	**$ 23,138**	**$ 16,429**	**$ 19,503**	**$ 9,572**	**$ 135,034**

	Last Twelve Months Ended December 31, 2022					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
AUM						
Balance as of Beginning of Period	$ 55,337	$ 21,960	$ 13,549	$ 12,678	$ 10,094	$ 113,618
Capital Raised	15,319	2,207	3,616	7,295	1,587	30,024
Realizations	(9,782)	(2,223)	(548)	(2,573)	(404)	(15,530)
Changes in Investment Value[1]	5,519	1,194	(187)	2,102	(1,705)	6,922
AUM as of end of period	**$ 66,392**	**$ 23,138**	**$ 16,429**	**$ 19,503**	**$ 9,572**	**$ 135,034**

Note: For Market Solutions, capital raised in our SPAC vehicles represents funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, and realizations are considered to occur at business combination with a target, in the amount of capital raised; for our hedge funds, capital raised represents new fund subscriptions.
1. Changes in investment value consists of changes in fair value, capital invested and available capital and other investment activities, including the change in net asset value of our hedge funds.

TPG | 19

FAUM Rollforward

- FAUM decreased $3.2 billion in 4Q'22 and increased $17.9 billion in the last twelve months, a decrease of 4% and increase of 30%, respectively
- Decreases in 4Q'22 were primarily from a reduction in fee base for TPG VIII, Asia VII, and THP I in the Capital platform due to the activation of successor funds
- In the last twelve months, increases were driven by fee earning capital raised in TPG IX, Asia VIII, and THP II in the Capital platform and TREP IV in the Real Estate platform

($ in millions)	Three Months Ended December 31, 2022					
	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 38,983	$ 10,920	$ 12,514	$ 13,295	$ 5,476	$ 81,188
Fee Earning Capital Raised[1]	234	—	153	8	512	907
Net Change in Actively Invested Capital[2]	(284)	417	72	21	(306)	(79)
Reduction in Fee Base of Certain Funds[3]	(3,563)	(507)	—	—	—	(4,071)
FAUM as of end of period	**$ 35,371**	**$ 10,830**	**$ 12,739**	**$ 13,324**	**$ 5,681**	**$ 77,945**

($ in millions)	Last Twelve Months Ended December 31, 2022					
	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 26,208	$ 10,514	$ 10,801	$ 6,235	$ 6,336	$ 60,094
Fee Earning Capital Raised[1]	13,805	—	2,361	6,687	917	23,769
Net Change in Actively Invested Capital[2]	(1,079)	824	60	402	(1,572)	(1,365)
Reduction in Fee Base of Certain Funds[3]	(3,563)	(507)	(482)	—	—	(4,553)
FAUM as of end of period	**$ 35,371**	**$ 10,830**	**$ 12,739**	**$ 13,324**	**$ 5,681**	**$ 77,945**

1. Fee earning capital raised represents capital raised by our funds for which management fees calculated based on commitments were activated during the period.
2. Net change in actively invested capital includes capital invested during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the lower of cost or fair value.
3. Reduction in fee base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 20

Other Operating Metrics

- Strong fundraising activity across FY'22 particularly in the Capital and Real Estate platforms, totaling $15.3 billion and $7.3 billion, respectively; as of 4Q'22, we had $43.0 billion of capital available for deployment

(All tables in $M)

Capital Raised	4Q'21	4Q'22	FY'21	FY'22
Capital	$ 551	$ 721	$ 4,174	$ 15,319
Growth	313	1,569	4,893	2,207
Impact	918	822	7,172	3,616
Real Estate	750	105	1,970	7,295
Market Solutions[1]	221	414	2,247	1,587
Total	**$ 2,754**	**$ 3,631**	**$ 20,456**	**$ 30,024**

Available Capital	4Q'21	4Q'22
Capital	$ 10,696	$ 19,759
Growth	4,943	4,211
Impact	7,951	7,697
Real Estate	2,278	8,193
Market Solutions	2,552	3,098
Total	**$ 28,420**	**$ 42,958**

Capital Invested	4Q'21	4Q'22	FY'21	FY'22
Capital	$ 4,284	$ 3,828	$ 10,624	$ 6,250
Growth	788	989	3,333	3,123
Impact	394	366	1,711	3,667
Real Estate	1,720	415	4,537	2,954
Market Solutions[2]	548	149	1,434	559
Total	**$ 7,733**	**$ 5,747**	**$ 21,639**	**$ 16,553**

Realizations	4Q'21	4Q'22	FY'21	FY'22
Capital	$ 3,950	$ 3,115	$ 15,773	$ 9,782
Growth	1,315	291	4,423	2,223
Impact	480	80	1,131	548
Real Estate	805	646	3,022	2,573
Market Solutions[2]	444	43	1,040	404
Total	**$ 6,994**	**$ 4,176**	**$ 25,389**	**$ 15,530**

1. Within Market Solutions, capital raised at our hedge fund represents new fund subscriptions.
2. Within Market Solutions, capital invested and realizations in our SPAC vehicles represent funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, which are considered to occur at business combination with a target.

TPG | 21

Supplemental Details

4Q'22 GAAP and Non-GAAP Performance Allocations

($ in thousands)	GAAP Total	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
	Three Months Ended December 31, 2022				
Capital					
TPG VII	$ (148,100)	$ (546,145)	$ 398,045	$ 314,270	$ 83,774
TPG VIII	147,240	122,738	24,501	19,343	5,158
Asia VII	45,512	45,512	—	—	—
THP I	(14,717)	(14,717)	—	—	—
Other	77,790	77,790	—	—	—
Excluded Assets[1]	(6,502)	(9,726)	3,224	3,224	—
Total Capital	**101,223**	**(324,547)**	**425,770**	**336,838**	**88,933**
Growth					
Growth V	3,537	12,679	(9,142)	(9,142)	—
Growth III	(5,220)	(798)	(4,422)	(4,422)	—
TDM	12,679	(5,220)	17,899	17,899	—
TTAD I	(798)	3,537	(4,335)	(4,335)	—
Growth IV	26,781	2,884	23,897	18,876	5,021
Excluded Assets[1]	(11,474)	(12,681)	1,207	1,207	—
Total Growth	**25,505**	**401**	**25,105**	**20,084**	**5,021**
Impact					
Rise I	(2,123)	(2,144)	21	17	5
Rise II	(4,544)	(4,544)	—	—	—
Excluded Assets[1]	(7)	(133)	126	126	—
Total Impact	**(6,674)**	**(6,821)**	**148**	**143**	**5**
Real Estate					
TREP III	(23,630)	(23,630)	—	—	—
Excluded Assets[1]	475	475	—	—	—
Total Real Estate	**(23,156)**	**(23,156)**	**—**	**—**	**—**
Market Solutions					
TPEP	(609)	(6,015)	5,406	4,325	1,081
NewQuest IV	(2,897)	(2,897)	—	—	—
NewQuest III	(9,072)	(9,072)	—	—	—
Total Market Solutions	**(12,578)**	**(17,984)**	**5,406**	**4,325**	**1,081**
Total	**$ 84,321**	**$ (372,107)**	**$ 456,429**	**$ 361,389**	**$ 95,039**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

FY'22 GAAP and Non-GAAP Performance Allocations

($ in thousands)	Year Ended December 31, 2022 GAAP Total	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital					
TPG VII	$ 171,926	$ (738,711)	$ 910,637	$ 718,803	$ 191,834
TPG VIII	445,242	322,053	123,188	97,254	25,934
Asia VII	9,400	(82,786)	92,186	72,783	19,403
THP I	5,381	(48,083)	53,463	42,192	11,271
Other	100,385	80,713	19,674	17,734	1,940
Excluded Assets[1]	(63,871)	(91,857)	27,985	27,985	—
Total Capital	**668,462**	**(558,671)**	**1,227,133**	**976,751**	**250,382**
Growth					
TTAD I	455	(40,443)	40,898	32,238	8,660
Growth IV	21,141	(2,756)	23,897	18,876	5,021
Growth V	68,890	68,890	—	—	—
TDM	33,305	33,305	—	—	—
Growth III	(47,831)	(63,369)	15,538	15,538	—
Excluded Assets[1]	(14,596)	(16,406)	1,811	1,811	—
Total Growth	**61,365**	**(20,779)**	**82,144**	**68,463**	**13,681**
Impact					
Rise I	(16,836)	(90,474)	73,638	57,677	15,961
Rise II	19,739	19,739	—	—	—
Excluded Assets[1]	(13,607)	(15,464)	1,858	1,858	—
Total Impact	**(10,703)**	**(86,199)**	**75,496**	**59,535**	**15,961**
Real Estate					
TREP III	12,728	7,302	5,426	4,316	1,110
Excluded Assets[1]	(18,844)	(32,198)	13,354	13,354	—
Total Real Estate	**(6,116)**	**(24,896)**	**18,780**	**17,670**	**1,110**
Market Solutions					
TPEP	9,107	2,863	6,244	4,995	1,249
NewQuest IV	18,373	18,373	—	—	—
TSCF	(2,793)	(2,793)	—	—	—
NewQuest III	(17,590)	(17,590)	—	—	—
Total Market Solutions	**7,098**	**854**	**6,244**	**4,995**	**1,249**
Total	**$ 720,106**	**$ (689,691)**	**$ 1,409,797**	**$ 1,127,414**	**$ 282,383**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

GAAP and Non-GAAP Accrued Performance Allocations

($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
	As of September 30, 2022					
GAAP Total	$ 3,014	$ 1,292	$ 323	$ 243	$ 119	$ 4,992
Less: Excluded Assets[1]	243	266	—	68	—	578
Less: Non-GAAP Adjustments[2]	2,336	868	260	140	84	3,689
Non-GAAP Total	**$ 434**	**$ 158**	**$ 63**	**$ 35**	**$ 35**	**$ 725**

($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
	As of December 31, 2022					
GAAP Total	$ 2,689	$ 1,351	$ 316	$ 220	$ 100	$ 4,677
Less: Excluded Assets[1]	234	311	—	69	—	614
Less: Non-GAAP Adjustments[2]	2,094	878	254	121	73	3,421
Non-GAAP Total	**$ 361**	**$ 162**	**$ 62**	**$ 30**	**$ 27**	**$ 643**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 25

After-Tax DE and Dividends Per Class A Common Stock

- After-tax DE attributable to TPG Inc. of $0.59 per share for 4Q'22, and $1.88 per share for FY'22
- Declared dividend of $0.50 per share for 4Q'22 on February 15, 2023, with a record date of February 27, 2023 and payable date of March 10, 2023; dividends declared total $1.59 per share for FY'22

($ in thousands, except share and per share amounts)	3Q'22	4Q'22
Share Reconciliation		
Class A common stock from IPO	79,070,565	79,070,565
Vested restricted stock units[1]	169,493	422,162
Class A common stock outstanding	**79,240,058**	**79,492,727**

($ in thousands, except share and per share amounts)		3Q'22		4Q'22
After-Tax Distributable Earnings attributable to TPG Inc. Class A common stockholders				
Pre-Tax Distributable Earnings	$	121,495	$	251,227
Less: subsidiary-level income taxes[2]		(2,109)		(9,964)
Distributable Earnings before corporate income taxes		119,386		241,263
Percent to TPG Inc.		26 %		26 %
TPG Inc. Distributable Earnings before corporate income taxes		30,626		61,891
Less: corporate income taxes attributable to TPG Inc.[2]		(6,569)		(14,718)
TPG Inc. After-tax Distributable Earnings		24,057		47,173
Class A common stock outstanding		79,240,058		79,492,727
TPG Inc. After-tax Distributable Earnings per Class A common stock		**0.30**		**0.59**
Target dividend policy		85 %		85 %
Dividend per Class A common stock	**$**	**0.26**	**$**	**0.50**
Note: TPG Inc. effective DE corporate income tax rate		*21.4 %*		*23.8 %*

1. For the purposes of calculating our dividend, 4Q'22 includes restricted stock units that vested and settled in January 2023 as they will be entitled to a dividend at the record date.
2. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)		3Q'22		4Q'22
Subsidiary-level income taxes	$	2,109	$	9,964
Corporate income taxes		6,569		14,718
Total income taxes	$	8,678	$	24,682

TPG | 26

TPG | 27 Distributable Earnings Participating Shares Outstanding (shares) 3Q'22 4Q'22 TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 79,240,058 79,240,058 Exchange of Common Units to Class A common stock 229,652,641 229,652,641 Diluted Class A common stock outstanding 308,892,699 308,892,699 Restricted Stock Units ("RSUs") IPO-related Service-based(1) 9,518,837 9,450,349 Executive Service-Vesting 1,101,695 1,101,695 Ordinary service-based RSUs 657,064 680,027 Total Distributable Earnings participating shares outstanding(2) 320,170,295 320,124,770 1. Includes 31,978 RSUs that have vested but have not yet been settled. 2. Excludes Executive and Ordinary Performance Condition Vesting RSUs, which are not considered participating as they either accrue dividends to be paid only upon vesting or do not participate in dividends. 4Q’22 excludes restricted stock units that vested and settled in January 2023

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. ordinary service-based RSUs totaled $1.3 million in 4Q'22; the total unrecognized compensation expense related to these RSUs amounted to $16.0 million at the end of 4Q'22, and is expected to be recognized over the next 3.2 years

($ in millions, except for share and per share amounts, as of December 31, 2022)

Category	Units Outstanding	Compensation Expense QTD	Compensation Expense FY	Unrecognized Compensation Expense	Remaining Recognition Period[1]
Legacy Equity and Other IPO-Related Awards[2]	N/A	$ 131.9	$ 550.0	$ 1,497.3	2.0 - 5.0 years
TPG Inc. IPO-Related RSUs[3]	10,552,044	18.5	75.2	241.7	3.6 years
Subtotal	**10,552,044**	**150.4**	**625.2**	**1,739.0**	
Add: TPG Inc. Ordinary service-based RSUs[4]	680,027	1.3	2.8	16.0	3.2 years
Total	**11,232,071**	**151.7**	**628.0**	**1,755.0**	
Less: Non-employee portion of RSUs[5]	226,400	(0.7)	(7.1)		
Add: PRSU Compensation Expense	1,237,286	1.6	5.8		
Add: Other		0.9	1.0		
Total Statement of Operations Equity-based compensation		**$ 153.5**	**$ 627.7**		

1. For RSUs, this metric represents the weighted average remaining recognition period across outstanding grants.
2. Represents units granted in TPG Partner Holdings, RemainCo Partner Holdings, and TPG RE Finance Trust, Inc. and other awards granted in conjunction with the IPO.
3. Excludes Executive Performance Condition Vesting RSUs ("PRSUs"), which are not considered participating; these RSUs either do not participate in dividends or accrue dividends only to be paid upon vesting. Includes 31,978 RSUs that have vested but have not yet been settled.
4. On January 13, 2023, we granted 3.7 million RSUs worth $125.9 million. These RSUs will vest over 3 years.
5. Considered a General, Administrative and Other expense for GAAP purposes.

TPG | 28

Fund Performance Metrics

($ in millions, as of 12/31/22) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81 %	10.9x	73 %	8.9x
TPG I	1994	721	696	3,095	—	3,095	47 %	4.4x	36 %	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13 %	2.0x	10 %	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34 %	3.3x	26 %	2.6x
TPG IV	2003	5,800	6,157	13,733	1	13,734	20 %	2.2x	15 %	1.9x
TPG V	2006	15,372	15,564	22,071	1	22,072	6 %	1.4x	5 %	1.4x
TPG VI	2008	18,873	19,220	32,670	993	33,663	14 %	1.7x	10 %	1.5x
TPG VII	2015	10,495	10,055	19,302	4,351	23,653	27 %	2.3x	21 %	1.9x
TPG VIII	2019	11,505	10,686	2,735	14,053	16,788	54 %	1.7x	35 %	1.4x
TPG IX	2022	8,876	513	—	595	595	NM	NM	NM	NM
Capital Funds		*78,703*	*69,227*	*111,673*	*19,994*	*131,667*	*23 %*	*1.9x*	*15 %*	*1.7x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3)%	0.9x	(10)%	0.7x
Asia II	1998	392	764	1,669	—	1,669	17 %	2.2x	14 %	1.9x
Asia III	2000	724	623	3,316	—	3,316	46 %	5.3x	31 %	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23 %	2.6x	17 %	2.1x
Asia V	2007	3,841	3,257	5,219	366	5,585	10 %	1.7x	6 %	1.4x
Asia VI	2012	3,270	3,242	2,654	4,419	7,073	17 %	2.2x	13 %	1.8x
Asia VII	2017	4,630	4,303	1,883	5,833	7,716	28 %	1.8x	18 %	1.5x
Asia VIII	2022	3,428	321	—	321	321	NM	NM	NM	NM
Asia Funds		*17,942*	*14,191*	*18,901*	*10,939*	*29,840*	*21 %*	*2.1x*	*15 %*	*1.7x*
Healthcare Funds										
THP I	2019	2,704	2,432	814	2,662	3,476	45 %	1.5x	25 %	1.3x
THP II	2022	1,956	225	—	261	261	NM	NM	NM	NM
Healthcare Funds		*4,660*	*2,657*	*814*	*2,923*	*3,737*	*45 %*	*1.5x*	*25 %*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	75	2,425	2,500	61 %	1.9x	51 %	1.7x
TPG AION	2021	207	207	—	207	207	— %	1.0x	(1)%	1.0x
Continuation Vehicles		*1,524*	*1,521*	*75*	*2,632*	*2,707*	*53 %*	*1.8x*	*44 %*	*1.6x*
Platform: Capital (excl-Legacy[15])		***102,829***	***87,596***	***131,463***	***36,488***	***167,951***	***23 %***	***2.0x***	***15 %***	***1.7x***
Legacy Funds										
TES I	2016	303	206	215	165	380	28 %	1.8x	19 %	1.5x
Platform: Capital		**$ 103,132**	**$ 87,802**	**$ 131,678**	**$ 36,653**	**$ 168,331**	**23 %**	**2.0x**	**15 %**	**1.7x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/22) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,862	$ 69	$ 1,931	13 %	1.5x	6 %	1.3x
Growth II	2011	2,041	2,184	4,712	610	5,322	22 %	2.5x	16 %	2.0x
Growth III	2015	3,128	3,315	4,534	2,387	6,921	28 %	2.1x	19 %	1.7x
Growth IV	2017	3,739	3,568	1,834	4,556	6,390	25 %	1.8x	17 %	1.5x
Gator	2019	726	686	645	604	1,249	38 %	1.8x	28 %	1.6x
Growth V	2020	3,558	2,409	316	3,123	3,439	40 %	1.5x	25 %	1.3x
Growth Funds		*14,456*	*13,421*	*13,903*	*11,349*	*25,252*	*21 %*	*1.9x*	*15 %*	*1.6x*
TDM	2017	1,326	443	—	1,029	1,029	28 %	2.3x	23 %	2.0x
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	789	1,924	2,713	36 %	1.8x	29 %	1.6x
TTAD II	2021	2,963	1,567	—	1,569	1,569	(7)%	1.0x	(16)%	0.9x
Tech Adjacencies Funds		*4,537*	*3,064*	*789*	*3,493*	*4,282*	*33 %*	*1.5x*	*25 %*	*1.3x*
Platform: Growth (Excl-Legacy[15])		***20,319***	***16,928***	***14,692***	***15,871***	***30,563***	***21 %***	***1.9x***	***15 %***	***1.6x***
Legacy Funds										
Biotech III	2008	510	468	979	355	1,334	17 %	2.9x	12 %	2.2x
Biotech IV	2012	106	99	121	3	124	7 %	1.3x	2 %	1.1x
Biotech V	2016	88	81	27	54	81	— %	1.0x	(4)%	0.9x
ART	2013	258	242	27	239	266	2 %	1.1x	(2)%	0.9x
Platform: Growth		**21,281**	**17,818**	**15,846**	**16,522**	**32,368**	**20 %**	**1.9x**	**14 %**	**1.6x**
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	1,885	1,271	2,438	3,709	25 %	2.0x	17 %	1.6x
Rise II	2020	2,176	1,836	89	2,365	2,454	36 %	1.4x	20 %	1.2x
Rise III	2022	2,034	358	—	358	358	NM	NM	NM	NM
The Rise Funds		*6,316*	*4,079*	*1,360*	*5,161*	*6,521*	*26 %*	*1.7x*	*17 %*	*1.4x*
TSI	2018	333	133	368	—	368	35 %	2.8x	25 %	2.1x
Evercare	2019	621	416	16	523	539	8 %	1.3x	3 %	1.1x
Rise Climate	2021	7,268	2,218	34	2,335	2,369	29 %	1.1x	(21)%	0.9x
TPG NEXT[19]	2022	510	—	—	—	—	NM	NM	NM	NM
Platform: Impact		**$ 15,048**	**$ 6,846**	**$ 1,778**	**$ 8,019**	**$ 9,797**	**25 %**	**1.5x**	**15 %**	**1.3x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/22) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
DASA RE	2012	$ 1,078	$ 576	$ 1,068	$ 5	$ 1,073	21 %	1.9x	15 %	1.6x
TREP II	2014	2,065	2,211	3,189	412	3,601	29 %	1.7x	19 %	1.5x
TREP III	2018	3,722	3,946	1,753	3,339	5,092	22 %	1.4x	16 %	1.3x
TREP IV	2022	6,820	555	9	546	555	NM	NM	NM	NM
TPG Real Estate Partners		*13,685*	*7,288*	*6,019*	*4,302*	*10,321*	*24 %*	*1.6x*	*17 %*	*1.4x*
TRTX	2014	1,916 [14]	NM	NM	NM	NM	NM	NM	NM	NM
TAC+	2021	1,797	915	86	875	961	5 %	1.1x	1 %	1.0x
Platform: Real Estate		**17,398**	**8,203**	**6,105**	**5,177**	**11,282**	**24 %**	**1.5x**	**16 %**	**1.3x**
Platform: Market Solutions										
TPEP Long/Short	NM	NM	NM	NM	2,249	NM	NM [13]	NM	NM [13]	NM
TPEP Long Only	NM	NM	NM	NM	1,653	NM	NM [13]	NM	NM [13]	NM
TSCF	2021	1,108	186	13	162	175	(6)%	0.9x	(8)%	0.9x
TGS[18]	2022	455	88	—	88	88	NM	NM	NM	NM
TPG TIGER[18]	2022	300	8	—	7	7	NM	NM	NM	NM
TPG TIGER 2[19]	2022	130	—	—	—	—	NM	NM	NM	NM
NewQuest I[18]	2011	390	291	767	—	767	48 %	3.2x	37 %	2.3x
NewQuest II[18]	2013	310	337	571	172	743	25 %	2.3x	20 %	1.8x
NewQuest III[18]	2016	541	523	358	502	860	16 %	1.7x	10 %	1.4x
NewQuest IV[18]	2020	1,000	784	103	1,007	1,110	45 %	1.5x	25 %	1.3x
NewQuest V[18][19]	2022	378	—	—	—	—	NM	NM	NM	NM
Platform: Market Solutions[12]		**4,612**	**2,217**	**1,812**	**5,840**	**3,750**	**37 %**	**1.8x**	**25 %**	**1.5x**
Discontinued Funds[16]		*5,870*	*4,103*	*5,303*	*—*	*5,303*	*7 %*	*1.3x*	*3 %*	*1.1x*
Total (excl-Legacy[15] and Discontinued Funds[16])		***160,206***	***121,790***	***155,850***	***71,395***	***223,343***	***23 %***	***1.9x***	***15 %***	***1.6x***
Total		**$ 167,341**	**$ 126,989**	**$ 162,522**	**$ 72,211**	**$ 230,831**	**22 %**	**1.9x**	**14 %**	**1.6x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

TPG | 32 Fund Performance Metrics Notes 1) Vintage Year, with respect to an investment or group of investments, as applicable, represents the year such investment, or the first investment in such a group, was initially consummated by the fund. For follow-on investments, Vintage Year represents the year that the fund’s first investment in the relevant company was initially consummated. Vintage Year, with respect to a fund, represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). We adopted this standard for fund Vintage Year to better align with current market and investor benchmarking practices. For consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 remains unchanged and represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. 3) Capital Invested, with respect to an investment or group of investments, as applicable, represents cash outlays by the fund for such investment or investments (whether funded through investor capital contributions or borrowing under the fund’s credit facility), including capitalized expenses and unrealized bridge loans allocated to such investment or investments. Capital Invested may be reduced after the date of initial investment as a result of sell-downs. This does not include proceeds eligible for recycling under fund limited partnership agreements. Capital Invested does not include interest expense on borrowing under the fund’s credit facility. 4) Realized Value, with respect to an investment or group of investments, as applicable, represents total cash received or earned by the fund in respect of such investment or investments through the quarter end, including all interest, dividends and other proceeds. Receipts are recognized when cash proceeds are received or earned. Proceeds from an investment that is subject to pending disposition are not included in Realized Value and remain in Unrealized Value until the disposition has been completed and cash has been received. Similarly, any proceeds from an investment that is pending liquidation, or a similar event are not included in Realized Value until the liquidation or similar event has been completed. In addition, monitoring, transaction and other fees are not included in Realized Value but are applied to offset management fees to the extent provided in the fund’s partnership agreement. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the quarter end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment, assuming a reasonable period of time for liquidation of the investment, and taking into consideration the financial condition and operating results of the portfolio company, the nature of the investment, applicable restrictions on marketability, market conditions, foreign currency exposures and other factors the general partner may deem appropriate. Where applicable, such estimate has been adjusted from cost to reflect (i) company performance relative to internal performance markers and the performance of comparable companies; (ii) market performance of comparable companies; and (iii) recent, pending or proposed transactions involving us, such as recapitalizations, initial public offerings or mergers and acquisitions. Given the nature of private investments, valuations necessarily entail a degree of uncertainty and/or subjectivity. There can be no assurance that expected transactions will actually occur or that performance markers will be achieved, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the quarter end. 6) Total Value, with respect to an investment or group of investments, as applicable, is the sum of Realized Value and Unrealized Value of such investment or investments. 7) Gross IRR and Gross MoM are calculated by adjusting Net IRR and Investor Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. With respect to interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments, we have assumed that investor capital contributions were made in respect thereof as of the midpoint of each relevant quarter in which such amounts were incurred. We have further assumed that distributions to investors occurred in the middle of the month in which the related proceeds were received by the fund. Like the Net IRR, Gross IRR and Gross MoM (i) do not reflect the effect of taxes borne, or to be borne, by investors and (ii) excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Such Gross IRR and Gross MoM represent an average of returns for all included investors and does not necessarily reflect the actual return of any particular investor. Gross IRR and Gross MoM are an approximation calculated by adjusting historical data using estimates and assumptions that we believe are appropriate for the relevant fund, but that inherently involve significant judgment. For funds that engaged in de minimis or no fund-level borrowing, Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. In this scenario, Gross IRR, with respect to an investment or investments, has been calculated based on the time that capital was invested by the fund in such investment or investments and that distributions were received by the fund in respect of such investment or investments, regardless of when capital was contributed to or distributed from the fund. Gross IRR does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, borne, by investors in the fund and would be lower if it did. For funds that engaged in de minimis or no fund-level borrowing, Gross MoM represents the multiple-of-money on capital invested by the fund for an investment or investments and is calculated as Total Value divided by Capital Invested (i.e., cash outlays by the fund for such investment or investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility). Gross MoM is calculated on a gross basis and does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, by investors in the fund, and would be lower if it did.

TPG | 33 Fund Performance Metrics Notes (Cont’d) 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the quarter end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. Net IRR reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Net IRR calculation assumes that investor contributions and distributions occurred in the middle of the month in which they were made. The Net IRR calculation excludes amounts attributable to the general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Net IRR represents an average return for all included investors, including those that pay reduced management fees and/or carried interest, and does not necessarily reflect the actual return of any particular investor. An actual investor that paid management fees and/or carried interest at rates higher than the average would have a lower individual Net IRR. In addition, management fees, fund expenses and carried interest differ from fund to fund, and therefore the impact of such amounts in a particular fund should not be assumed to reflect the impact such amounts would have on any other fund, including in respect of any fund in which a prospective investor is considering an investment. Net IRR for a platform does not include the cash flows for funds that are not currently presenting a Net IRR to their investors. 9) Investor Net MoM, with respect to a fund, represents the multiple-of-money on contributions to the fund by investors. Investor Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the quarter end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). Investor Net MoM reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Investor Net MoM calculation excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Investor Net MoM represents an average multiple-of-money for all included investors and does not necessarily reflect the actual return of any particular investor. An actual investor that paid management fees and/or carried interest at rates higher than the average would have a lower individual net MoM. In addition, management fees, fund expenses and carried interest differ from fund to fund, and therefore the impact of such amounts in a particular fund should not be assumed to reflect the impact such amounts would have on any other fund, including in respect of any fund in which a prospective investor is considering an investment. 10) “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” for an investment or group of investments when, among other reasons, a fund is in its initial period of operation, or the holding period of the investment or investments is in its initial period of holding, which in each case we typically determine to mean up to twelve months, or the investment or investments do not have a significant cost basis. IRR metrics are generally deemed “NM” prior to the fund calling capital for the applicable investment(s). 11) Amounts shown are in US dollars. When an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the quarter end and (iii) Realized Value reflects actual US dollar proceeds to the fund. A fund may enter into foreign currency hedges in connection with an investment made in a currency other than US dollars. Capital Invested with respect to such investment includes the cost of establishing foreign currency hedges. For hedges entered into to facilitate payment of the purchase price for an investment, gains or losses on such hedges are applied, respectively, to reduce or increase Capital Invested with respect to such investment. Thereafter during the life of such investment, (i) Capital Invested includes any inception-to-date net realized losses on such hedges, (ii) Unrealized Value includes the unrealized fair value of such hedges as estimated by the general partner and (iii) Realized Value includes any inception-to-date net realized gain on such hedges. For hedges entered into in anticipation of receipt of exit proceeds, (i) losses on such hedges are first applied to offset exit proceeds, with any remaining losses applied to increase Capital Invested and (ii) gains on such hedges are first applied to reverse any inception-to-date net realized losses that were previously included in Capital Invested, with any remaining gains applied to increase Realized Value. Where a foreign currency hedge is implemented as part of the investment structure below the fund, such hedge is similarly reflected in Capital Invested and Realized Value to the extent that there are corresponding cash outflows from and inflows to the fund in respect of such hedge, and otherwise is included in Unrealized Value. 12) Our special purpose acquisition companies (“SPACs”) which include Pace Holdings Corp., TPG Pace Holdings Corp., TPG Pace Tech Opportunities Corp., TPG Pace Beneficial Finance Corp., TPG Pace Energy Holdings Corp., TPG Pace Solutions Corp., TPG Pace Beneficial II Corp. and AfterNext HealthTech Acquisition Corp. within the Market Solutions platform are not reflected. Gross IRR, Gross MoM and Net IRR are not meaningful for SPAC products as they are designed to identify an investment and merge to become a public company.

TPG | 34 Fund Performance Metrics Notes (Cont’d) 13) As of December 31, 2022, TPEP Long/Short had estimated inception-to-date gross returns of 148% and net returns of 109%. These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. Net performance assumes a 20% performance allocation. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. As of December 31, 2022, TPEP Long Only had estimated inception-to-date gross returns of 14% and net returns of 14%. These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. Net performance assumes a 20% performance allocation, with the performance allocation only received upon outperforming the relevant benchmark. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP Long Only, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. 14) Capital Committed for TRTX includes $1,201 million of private capital raised prior to TRTX’s initial public offering in July 2017 and $716 million issued during and subsequent to TRTX’s initial public offering. 15) Legacy funds represent funds whose strategies are not expected to have successor funds but that have not yet been substantially wound down. 16) Discontinued funds represent legacy funds that have substantially been wound down or are fully liquidated. The following TPG funds are considered discontinued: Latin America, Aqua I, Aqua II, Ventures, Biotech I, Biotech II, TPG TFP, TAC 2007 and DASA PE. 17) Total TPG track record amounts do not include results from RMB - Shanghai and RMB - Chongqing or China Ventures, a joint venture partnership. 18) Unless otherwise specified, the fund performance information presented above for TGS, TPG TIGER, NewQuest I, NewQuest II, NewQuest III, NewQuest IV, and NewQuest V is, due to the nature of their strategy, as of September 30, 2022. Accordingly, the fund performance information presented above for the funds does not reflect any fund activity for the quarter ended December 31, 2022 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended December 31, 2022 will be reflected in the performance information presented in future reporting. 19) Certain funds recorded capital commitments prior to December 31, 2022, but were not activated or had not yet made their first investment. Therefore the only activity reflected in the track record with respect to these funds was the capital commitments.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22
Revenues						
Fees and other	$ 292,789	$ 273,005	$ 289,955	$ 333,496	$ 350,179	$ 1,246,635
Capital allocation-based income	786,538	837,705	(398,237)	227,628	89,156	756,252
Total revenues	**1,079,327**	**1,110,710**	**(108,282)**	**561,124**	**439,335**	**2,002,887**
Expenses						
Compensation and benefits						
Cash-based compensation and benefits	187,032	116,359	115,639	116,753	124,945	473,696
Equity-based compensation	—	185,911	145,140	143,149	153,514	627,714
Performance allocation compensation	—	523,138	(298,026)	149,495	41,949	416,556
Total compensation and benefits	187,032	825,408	(37,247)	409,397	320,408	1,517,966
General, administrative and other	95,660	102,264	77,671	95,533	93,447	368,915
Depreciation and amortization	16,086	8,699	8,558	7,372	8,361	32,990
Interest expense	3,973	4,638	4,731	5,737	6,506	21,612
Expenses of consolidated TPG Funds and Public SPACs:						
Interest expense	167	—	—	—	—	—
Other	(3,895)	1,523	457	567	769	3,316
Total expenses	**299,023**	**942,532**	**54,170**	**518,606**	**429,491**	**1,944,799**
Investment income						
Income from investments:						
Net gains from investment activities	14,873	6,643	(99,395)	1,907	(19,286)	(110,131)
Interest, dividends and other	(499)	204	782	2,407	5,775	9,168
Investment income of consolidated TPG Funds and Public SPACs:						
Net gains from investment activities	14,384	—	—	—	—	—
Unrealized gains on derivative liabilities	20,294	2,657	5,823	3,235	667	12,382
Interest, dividends and other	7,350	126	843	3,571	2,201	6,741
Total investment income	**56,402**	**9,630**	**(91,947)**	**11,120**	**(10,643)**	**(81,840)**
Income before income taxes	**836,706**	**177,808**	**(254,399)**	**53,638**	**(799)**	**(23,752)**
Income tax expense	2,948	15,004	8,098	432	8,949	32,483
Net income	**833,758**	**162,804**	**(262,497)**	**53,206**	**(9,748)**	**(56,235)**
Less:						
Net income attributable to redeemable equity in Public SPACs prior to IPO	21,922	(517)	—	—	—	(517)
Net income attributable to non-controlling interests in consolidated TPG Funds prior to IPO	11,096	—	—	—	—	—
Net income attributable to other non-controlling interests prior to IPO	474,879	966	—	—	—	966
Net income attributable to TPG Group Holdings prior to IPO	**325,861**	**5,256**	**—**	**—**	**—**	**5,256**
Net income attributable to redeemable equity in Public SPACs	—	1,823	4,058	7,322	1,962	15,165
Net income attributable to non-controlling interests in TPG Operating Group	—	(4,912)	(128,869)	(6,898)	(40,145)	(180,824)
Net income attributable to other non-controlling interests	—	118,904	(127,827)	15,422	4,794	11,293
Net income attributable to TPG Inc. subsequent to IPO	**$ —**	**$ 41,284**	**$ (9,859)**	**$ 37,360**	**$ 23,641**	**$ 92,426**

Note: Due to the Reorganization in 1Q'22, comparability of prior periods may be limited.

TPG | 35

GAAP Statements of Operations Pro Forma Adjustments

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22	
Revenues							
Fees and other	$ 3,950	$ —	$ —	$ —	$ —	$ —	(3)
Capital allocation-based income	(7,447)	—	—	—	—	—	(1)
Total revenues	**(3,497)**	**—**	**—**	**—**	**—**	**—**	
Expenses							
Compensation and benefits							
Cash-based compensation and benefits	(42,920)	—	—	—	—	—	(5)
Equity-based compensation	124,319	—	—	—	—	—	(6, 7)
Performance allocation compensation	502,308	—	—	—	—	—	(5)
Total compensation and benefits	583,707	—	—	—	—	—	
General, administrative and other	—	—	—	—	—	—	
Depreciation and amortization	—	—	—	—	—	—	
Interest expense	998	—	—	—	—	—	(4)
Expenses of consolidated TPG Funds and Public SPACs:							
Interest expense	(167)	—	—	—	—	—	(1)
Other	(434)	—	—	—	—	—	(1)
Total expenses	**584,104**	**—**	**—**	**—**	**—**	**—**	
Investment income							
Income from investments:							
Net gains from investment activities	17,419	—	—	—	—	—	(1)
Interest, dividends and other	—	—	—	—	—	—	
Investment income of consolidated TPG Funds and Public SPACs:							
Net gains from investment activities	(14,384)	—	—	—	—	—	(1)
Unrealized gains on derivative liabilities	—	—	—	—	—	—	
Interest, dividends and other	(1,093)	—	—	—	—	—	(1)
Total investment income	**1,942**	**—**	**—**	**—**	**—**	**—**	
Income before income taxes	**(585,659)**	**—**	**—**	**—**	**—**	**—**	
Income tax expense	12,298	—	—	—	—	—	(8)
Net income	**(597,957)**	**—**	**—**	**—**	**—**	**—**	
Less:							
Net income attributable to redeemable equity in Public SPACs prior to IPO	(21,922)	—	—	—	—	—	
Net income attributable to non-controlling interests in consolidated TPG Funds prior to IPO	(11,096)	—	—	—	—	—	(1)
Net income attributable to other non-controlling interests prior to IPO	(474,879)	—	—	—	—	—	(1-5), (9)
Net income attributable to TPG Group Holdings prior to IPO	**(325,861)**	**—**	**—**	**—**	**—**	**—**	
Net income attributable to redeemable equity in Public SPACs	21,922	—	—	—	—	—	
Net income attributable to non-controlling interests in TPG Operating Group	—	—	—	—	—	—	
Net income attributable to other non-controlling interests	172,632	—	—	—	—	—	
Net income attributable to TPG Inc. subsequent to IPO	**$ 41,247**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	

Pro forma GAAP Statement of Operations was prepared in accordance with Article 11 of Regulation S-X; see notes on the following pages.

TPG | 36

Pro Forma GAAP Statements of Operations Expanded

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22
Pro Forma Revenues						
Fees and other	$ 296,739	$ 273,005	$ 289,955	$ 333,496	$ 350,179	$ 1,246,635
Capital allocation-based income	779,091	837,705	(398,237)	227,628	89,156	756,252
Total revenues	**1,075,830**	**1,110,710**	**(108,282)**	**561,124**	**439,335**	**2,002,887**
Pro Forma Expenses						
Compensation and benefits						
Cash-based compensation and benefits	144,112	116,359	115,639	116,753	124,945	473,696
Equity-based compensation	124,319	185,911	145,140	143,149	153,514	627,714
Performance allocation compensation	502,308	523,138	(298,026)	149,495	41,949	416,556
Total compensation and benefits	770,739	825,408	(37,247)	409,397	320,408	1,517,966
General, administrative and other	95,660	102,264	77,671	95,533	93,447	368,915
Depreciation and amortization	16,086	8,699	8,558	7,372	8,361	32,990
Interest expense	4,971	4,638	4,731	5,737	6,506	21,612
Expenses of consolidated TPG Funds and Public SPACs:						
Interest expense	—	—	—	—	—	—
Other	(4,329)	1,523	457	567	769	3,316
Total expenses	**883,127**	**942,532**	**54,170**	**518,606**	**429,491**	**1,944,799**
Pro Forma Investment income						
Income from investments:						
Net gains from investment activities	32,292	6,643	(99,395)	1,907	(19,286)	(110,131)
Interest, dividends and other	(499)	204	782	2,407	5,775	9,168
Investment income of consolidated TPG Funds and Public SPACs:						
Net gains from investment activities	—	—	—	—	—	—
Unrealized gains on derivative liabilities	20,294	2,657	5,823	3,235	667	12,382
Interest, dividends and other	6,257	126	843	3,571	2,201	6,741
Total investment income	**58,344**	**9,630**	**(91,947)**	**11,120**	**(10,643)**	**(81,840)**
Income before income taxes	**251,047**	**177,808**	**(254,399)**	**53,638**	**(799)**	**(23,752)**
Income tax expense	15,246	15,004	8,098	432	8,949	32,483
Net income	**235,801**	**162,804**	**(262,497)**	**53,206**	**(9,748)**	**(56,235)**
Less:						
Net income attributable to redeemable equity in Public SPACs prior to IPO	—	(517)	—	—	—	(517)
Net income attributable to non-controlling interests in consolidated TPG Funds prior to IPO	—	—	—	—	—	—
Net income attributable to other non-controlling interests prior to IPO	—	966	—	—	—	966
Net income attributable to TPG Group Holdings prior to IPO	**—**	**5,256**	**—**	**—**	**—**	**5,256**
Net income attributable to redeemable equity in Public SPACs	21,922	1,823	4,058	7,322	1,962	15,165
Net income attributable to non-controlling interests in TPG Operating Group	—	(4,912)	(128,869)	(6,898)	(40,145)	(180,824)
Net income attributable to other non-controlling interests	172,632	118,904	(127,827)	15,422	4,794	11,293
Net income attributable to TPG Inc. subsequent to IPO	**$ 41,247**	**$ 41,284**	**$ (9,859)**	**$ 37,360**	**$ 23,641**	**$ 92,426**

Pro forma GAAP Statement of Operations was prepared in accordance with Article 11 of Regulation S-X; see notes on the following pages.

TPG | 37

TPG | 38 Pro Forma GAAP Statements of Operations Notes 1) This adjustment relates to Excluded Assets and is made up of the following components: Impact of changes in economics of certain TPG general partner interests in TPG Funds: The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and amounts due to affiliates of the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. Transfer of other investments: The TPG Operating Group also transferred the economic entitlements associated with certain other investments, including our investment in our former affiliate. This does not include certain of our strategic equity method investments, including Harlem Capital Partners, VamosVentures and LandSpire Group, as the economics of these investments continue to be part of the TPG Operating Group after the Reorganization. Deconsolidation of consolidated TPG Funds: We transferred the TPG Operating Group’s co-investment interests in certain TPG Funds to RemainCo. These TPG Funds were historically consolidated and as a result of the transfer to RemainCo, are deconsolidated because we no longer hold a more than insignificant economic interest. 2) This adjustment relates to the changes in economic entitlements that the holders of TPG Operating Group Common Units retain, and the associated reallocation of interests after the Reorganization. Specified Company Assets include certain TPG general partner entities to which the TPG Operating Group retained an economic entitlement and that are consolidated both before and after the Reorganization. As part of the Reorganization, the sharing percentage of the associated performance allocation income was reallocated between controlling and non-controlling interests. Subject to certain exceptions, we expect RemainCo to be entitled to between 10% and 15% of these Specified Company Assets’ related performance allocations, which we treat as non-controlling interests, and to allocate generally between 65% and 70% indirectly to our partners and professionals through performance allocation vehicles and Promote Units, with the remaining 20% available for distribution to the TPG Operating Group Common Unit holders. RemainCo’s entitlement to performance allocations associated with future funds will step down over time. In conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to our partners and professionals, we have reduced the amount of cash-based bonuses historically paid to these individuals as further described in Note 5 below. The primary impact of this is a reallocation from income attributable to controlling interests to income attributable to non-controlling interests. 3) This amount reflects an administrative services fee that we receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. 4) This adjustment reflects incremental interest expense related to additional financing the TPG Operating Group used to declare a distribution of $200 million to our controlling and non- controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. 5) Reflects the reclassification of performance allocation amounts owed to senior professionals from other non-controlling interests to performance allocation compensation. Following the IPO, we account for partnership distributions to our partners and professionals as performance allocation compensation expense. As described in Note 2 above, we have adjusted our performance allocation sharing percentage and in conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to certain of our people, we are reducing the amounts of cash-based bonuses and increasing the performance allocation compensation expense.

TPG | 39 Pro Forma GAAP Statements of Operations Notes (Cont’d) 6) Our current partners hold restricted indirect interests in Common Units through TPG Partner Holdings and indirect economic interests in RemainCo as a result of the Reorganization and the IPO. The number of TPG Partner Holdings units outstanding at the time of the IPO total 245,397,431, of which 73,849,986 are unvested. The number of units outstanding related to our existing partners’ indirect economic interests in RemainCo at the time of the IPO total 198,040,459, of which 26,922,374 are unvested. In conjunction with the Reorganization, TPG Partner Holdings distributed its interest in RemainCo and the underlying assets as part of a common control transaction to its existing owners, which are our current and former partners. No changes were made to the terms of the unvested units. TPG Partner Holdings and RemainCo are both presented as non-controlling interest holders within our consolidated financial statements. We account for the TPG Partner Holdings units and indirect economic interests in RemainCo as compensation expense in accordance with Accounting Standards Codification Topic 718 Compensation – Stock Compensation. The unvested TPG Partner Holdings units and unvested indirect economic interests in RemainCo will be charged to compensation and benefits as they vest over the remaining requisite service period on a straight-line basis. The vesting periods range from immediate vesting up to six years. Expense amounts for TPG Partner Holdings units have been derived utilizing a per unit value of $29.50 (the IPO price) and adjusting for factors unique to those units, multiplied by the number of unvested units, and will be expensed over the remaining requisite service period. Expense amounts for the unvested indirect interests in RemainCo have been derived based on the fair value of RemainCo, utilizing a discounted cash flow valuation approach, multiplied by the number of unvested interests, and will be expensed over the remaining requisite service period. There is no additional dilution to our stockholders, contractually these units are only related to our non-controlling interest holders, and there is no impact to the allocation of income and distributions to our stockholders. Therefore, we have allocated these expense amounts to our non-controlling interest holders. 7) At IPO, we granted to certain of our people RSUs with respect to approximately 9,280,000 shares of Class A common stock (although we are authorized to grant up to 4% of our shares of Class A common stock, measured on a fully-diluted, as converted basis, which would be 12,277,912 shares of Class A common stock). Of these RSUs, we granted 8,229,960 shares of Class A common stock immediately following the completion of the IPO. These RSUs generally vest over four years in three equal installments on the second through fourth anniversaries of the grant date (with some grants vesting on shorter alternate vesting schedules), subject to the recipient’s continued provision of services to the Company or its affiliates through the vesting date. In addition, under the TPG Inc. Omnibus Equity Incentive Plan, which was approved by our board of directors on December 7, 2021 and our shareholders on December 20, 2021 (the “Omnibus Plan”), we granted immediately following the IPO long-term performance incentive awards to certain of our key executives in the form of RSUs (certain of which have performance-vesting criteria) with respect to a total of 2,203,390 shares of Class A common stock. Furthermore, we have currently named two of our three independent directors, and granted RSUs to the two named independent directors with respect to 20,340 shares of Class A common stock, immediately following the IPO. This adjustment reflects compensation expense associated with the grants described above had they occurred at the beginning of the period presented. These expenses are non-cash in nature and allocated to the Common Unit holders. Not included in the above adjustment are RSUs (which are part of the RSUs with respect to approximately 9,280,000 shares of Class A common stock referred to above) with respect to 1,050,040 shares that were granted in 2022 after the IPO, including those to people hired for new roles created in connection with the IPO. In addition, we plan to grant RSUs of 10,170 shares to our third independent director when named. These additional grants will have similar vesting terms and conditions as the RSUs mentioned above. 8) The TPG Operating Group partnerships continue to be treated as partnerships for U.S. federal and state income tax purposes. Following the IPO, we are subject to U.S. federal income taxes, in addition to state, local and foreign income taxes with respect to our allocable share of any taxable income generated by the TPG Operating Group that flows through to its interest holders, including us. As a result, the unaudited pro forma condensed consolidated statement of operations reflects adjustments to our income tax expense to reflect a blended statutory tax rate of 23.0% at TPG, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned. 9) Prior to the IPO, TPG held Common Units representing 78.1% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we consolidate the financial results of the TPG Operating Group and its consolidated subsidiaries and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group and its consolidated subsidiaries in our consolidated statements of operations. Following the IPO, TPG owns 25.6% of the Common Units, and the other partners of the TPG Operating Group own the remaining 74.4%, excluding the equity-based compensation expense related to our partners’ unvested TPG Partner Holdings units and indirect economic interests in RemainCo, which has been allocated only to non-controlling interest holders. Net income attributable to non-controlling interests represent 74.4% of the consolidated income before taxes of the TPG Operating Group. Promote Units are not included in this calculation of ownership interest.

Non-GAAP Financial Measures Expanded

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22
Fee-Related Revenues						
Management Fees	$ 201,876	$ 202,731	$ 222,686	$ 254,510	$ 249,933	$ 929,860
Transaction, monitoring and other fees, net	24,666	26,756	21,168	14,909	46,245	109,078
Other Income	12,582	11,045	12,018	12,874	11,131	47,069
Fee-Related Revenues	**239,124**	**240,532**	**255,872**	**282,293**	**307,308**	**1,086,007**
Fee-Related Expenses						
Compensation and benefits, net	154,474	98,187	95,547	96,758	102,476	392,968
Operating expenses, net	35,827	50,362	58,522	64,324	65,981	239,189
Fee-Related Expenses	**190,301**	**148,549**	**154,069**	**161,082**	**168,457**	**632,157**
Fee-Related Earnings	**48,823**	**91,983**	**101,803**	**121,211**	**138,853**	**453,850**
Realized performance allocations, net	251,158	122,192	60,175	4,977	95,039	282,383
Realized investment income and other, net	15,972	7,293	15,443	(336)	19,638	42,038
Depreciation expense	(2,158)	(1,571)	(1,468)	(280)	(1,270)	(4,590)
Interest expense, net	(3,683)	(4,431)	(4,255)	(4,077)	(1,033)	(13,795)
Distributable Earnings	**310,112**	**215,466**	**171,698**	**121,495**	**251,227**	**759,886**
Income taxes	(2,909)	(16,433)	(9,831)	(8,678)	(24,681)	(59,623)
After-Tax Distributable Earnings	**$ 307,203**	**$ 199,033**	**$ 161,867**	**$ 112,817**	**$ 226,546**	**$ 700,263**

Note: Due to the Reorganization in 1Q'22, comparability of prior periods may be limited. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.

TPG | 40

TPG | 41 Non-GAAP Financial Measures Adjustments See notes on the following pages. ($ in thousands) 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 FY’22 Fee-Related Revenues Management Fees $ — $ — $ — $ — $ — $ — Transaction, monitoring and other fees, net — — — — — — Other Income (758) — — — — — (1) Fee-Related Revenues (758) — — — — — Fee-Related Expenses Compensation and benefits, net (42,920) — — — — — (2) Operating expenses, net — — — — — — Fee-Related Expenses (42,920) — — — — — Fee-Related Earnings 42,162 — — — — — Realized performance allocations, net (197,493) — — — — — (2, 3) Realized investment income and other, net (7,808) — — — — — (4) Depreciation expense — — — — — — Interest expense, net (998) — — — — — (5) Distributable Earnings (164,137) — — — — — Income taxes (5,690) — — — — — (6) After-Tax Distributable Earnings $ (169,827) $ — $ — $ — $ — $ —

Pro Forma Non-GAAP Financial Measures Expanded

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22
Pro Forma Fee-Related Revenues						
Management Fees	$ 201,876	$ 202,731	$ 222,686	$ 254,510	$ 249,933	$ 929,860
Transaction, monitoring and other fees, net	24,666	26,756	21,168	14,909	46,245	109,078
Other Income	11,825	11,045	12,018	12,874	11,131	47,069
Pro Forma Fee-Related Revenues	**238,367**	**240,532**	**255,872**	**282,293**	**307,308**	**1,086,007**
Pro Forma Fee-Related Expenses						
Compensation and benefits, net	111,554	98,187	95,547	96,758	102,476	392,968
Operating expenses, net	35,827	50,362	58,522	64,324	65,981	239,189
Pro Forma Fee-Related Expenses	**147,381**	**148,549**	**154,069**	**161,082**	**168,457**	**632,157**
Pro Forma Fee-Related Earnings	**90,986**	**91,983**	**101,803**	**121,211**	**138,853**	**453,850**
Realized performance allocations, net	53,665	122,192	60,175	4,977	95,039	282,383
Realized investment income and other, net	8,164	7,293	15,443	(336)	19,638	42,038
Depreciation expense	(2,157)	(1,571)	(1,468)	(280)	(1,270)	(4,590)
Interest expense, net	(4,681)	(4,431)	(4,255)	(4,077)	(1,033)	(13,795)
Pro Forma Distributable Earnings	**145,977**	**215,466**	**171,698**	**121,495**	**251,227**	**759,886**
Income taxes	(8,599)	(16,433)	(9,831)	(8,678)	(24,681)	(59,623)
Pro Forma After-Tax Distributable Earnings	**$ 137,378**	**$ 199,033**	**$ 161,867**	**$ 112,817**	**$ 226,546**	**$ 700,263**

See notes on the following pages.

TPG | 42

TPG | 43 Pro Forma Non-GAAP Financial Measures Notes 1) The difference in other income between non-GAAP and pro forma non-GAAP financial measures is attributable to: (i) removing the other income associated with the other investments that were transferred to RemainCo and (ii) an administrative services fee that we receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. 2) This adjustment reflects the expected reduction of our cash-based bonuses relative to what we historically paid to our partners and professionals within compensation and benefits, net. Through the Reorganization, we have increased certain of our people’s share of performance allocations associated with the Specified Company Assets from approximately 50% to between 65% and 70%. 3) Realized performance allocations, net only include the amounts the TPG Operating Group is entitled to after gross realized performance allocations has been reduced by realized performance allocation compensation and non-controlling interests. Following the Reorganization, the TPG Operating Group receives approximately 20% of the future performance allocations associated with the general partner entities that we retained an economic interest in. This adjustment to our sharing percentage was made to allow us to reduce amounts we would expect to pay out as discretionary cash-based bonuses in the future paid to our partners. 4) The difference in realized investment income and other, net is related to the transfer to RemainCo of certain other investments that make up the Excluded Assets. The TPG Operating Group retained its interests in our strategic investments in NewQuest, Harlem Capital Partners, VamosVentures and LandSpire Group. 5) This difference relates to additional interest expense from new financing the TPG Operating Group used to declare a distribution of $200 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200 million proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. 6) The difference in income tax expense is attributable to the corporate conversion. The income tax expense adjustment reflects TPG Inc.’s share of pro forma pre-tax distributable earnings, which equals 25.6%, multiplied by TPG Inc.’s effective tax rate of 23.0%.

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22
GAAP Revenue	$ **1,079,327**	$ **1,110,710**	$ **(108,282)**	$ **561,124**	$ **439,335**	$ **2,002,887**
Capital-allocation Income	(786,538)	(837,704)	398,237	(227,628)	(89,156)	(756,252)
Expense Reimbursements	(50,109)	(32,677)	(36,022)	(54,219)	(43,172)	(166,090)
Investment income and other	(3,556)	204	1,939	3,016	301	5,462
Fee-Related Revenue	$ **239,124**	$ **240,532**	$ **255,872**	$ **282,293**	$ **307,308**	$ **1,086,007**
GAAP Expense	$ **299,023**	$ **942,532**	$ **54,170**	$ **518,606**	$ **429,491**	$ **1,944,799**
Depreciation and amortization expense	(16,086)	(8,699)	(8,558)	(7,372)	(8,361)	(32,990)
Interest expense	(3,973)	(4,638)	(4,731)	(5,737)	(6,506)	(21,612)
Expense related to consolidated TPG Funds and Public SPACs	3,728	(1,523)	(457)	(567)	(769)	(3,316)
Expense Reimbursements	(50,109)	(32,677)	(36,022)	(54,219)	(43,172)	(166,090)
Performance allocation compensation	—	(523,138)	298,026	(149,495)	(41,949)	(416,556)
Equity based compensation	—	(185,911)	(145,140)	(143,149)	(153,514)	(627,714)
Non-core expenses and other	(42,282)	(37,397)	(3,219)	3,015	(6,763)	(44,364)
Fee-Related Expenses	$ **190,301**	$ **148,549**	$ **154,069**	$ **161,082**	$ **168,457**	$ **632,157**

($ in thousands)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	FY'22
Net Income	$ **833,758**	$ **162,804**	$ **(262,497)**	$ **53,206**	$ **(9,748)**	$ **(56,235)**
Net (income) attributable to redeemable interests in Public SPACs	(21,922)	(1,306)	(4,058)	(7,322)	(1,962)	(14,648)
Net (income) attributable to non-controlling interests in consolidated TPG Funds	(11,096)	—	—	—	—	—
Net (income) attributable to other non-controlling interests	(414,406)	(118,904)	127,827	(15,422)	(4,794)	(11,293)
Amortization expense	14,195	3,272	3,083	2,949	4,849	14,153
Equity-based compensation	—	190,462	146,023	144,159	154,115	634,759
Unrealized performance allocations, net	(96,417)	(35,949)	119,222	(48,067)	82,719	117,924
Unrealized investment income	9,218	(2,591)	31,201	(2,116)	22,301	48,796
Unrealized (gain) on derivatives	(3,907)	(685)	(37)	(338)	(59)	(1,119)
Income taxes	—	(1,301)	(1,848)	(7,543)	(15,762)	(26,454)
Non-recurring and other	(2,220)	3,231	2,951	(6,689)	(5,113)	(5,620)
After-tax Distributable Earnings	**307,203**	**199,033**	**161,867**	**112,817**	**226,546**	**700,263**
Income taxes	2,909	16,433	9,831	8,678	24,681	59,623
Distributable Earnings	**310,112**	**215,466**	**171,698**	**121,495**	**251,227**	**759,886**
Realized performance allocations, net	(251,158)	(122,192)	(60,175)	(4,977)	(95,039)	(282,383)
Realized investment income and other, net	(15,972)	(7,293)	(15,443)	336	(19,638)	(42,038)
Depreciation expense	2,158	1,571	1,468	280	1,270	4,590
Interest expense, net	3,683	4,431	4,255	4,077	1,033	13,795
Fee-Related Earnings	$ **48,823**	$ **91,983**	$ **101,803**	$ **121,211**	$ **138,853**	$ **453,850**

TPG | 45

TPG | 46 GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 4Q'21 4Q'22 Total GAAP Assets $ 8,962,013 $ 7,941,738 Impact of consolidated TPG Funds and Public SPACs Cash and cash equivalents (5,371) (5,097) Assets held in Trust Accounts (1,000,027) (653,635) Due from affiliates (74) (45) Other assets (18,993) (412) Subtotal for impact of consolidated TPG Funds and Public SPACs (1,024,465) (659,189) Impact of other consolidated entities Cash and cash equivalents (730,359) (415,797) Due from affiliates 81,557 (211,097) Investments (4,204,888) (4,110,535) Other assets (282,272) (134,505) Subtotal for impact of other consolidated entities (5,135,962) (4,871,934) Reclassification adjustments Due from affiliates (13,930) 8,458 Investments (1,904,158) (1,219,333) Accrued performance allocations 1,344,348 642,519 Investments in funds 559,810 576,814 Other assets 105,092 81,354 Subtotal for reclassification adjustments 91,162 89,812 Total Book Assets $ 2,892,748 $ 2,500,427 ($ in thousands) 4Q'21 4Q'22 Total GAAP Liabilities $ 1,700,572 $ 4,202,232 Impact of consolidated TPG Funds and Public SPACs Accounts payable and accrued expenses (8,484) (236) Derivative liabilities of Public SPACs (13,048) (667) Deferred underwriting (35,000) (22,750) Subtotal for impact of consolidated TPG Funds and Public SPACs (56,532) (23,653) Impact of other consolidated entities Accounts payable and accrued expenses (131,737) (90,685) Due to affiliates (820,998) (134,562) Accrued performance allocation compensation — (3,269,889) Other liabilities (238,055) (206,276) Subtotal for impact of other consolidated entities (1,190,790) (3,701,412) Reclassification adjustments Accounts payable and accrued expenses 522,653 40,698 Due to affiliates (6,001) (5,301) Other liabilities (191) (19,815) Subtotal for reclassification adjustments 516,461 15,582 Total Book Liabilities $ 969,711 $ 492,749

4Q'21 Pro Forma GAAP Balance Sheet

($ in thousands)	TPG Group Holdings Historical 4Q'21	Reorganization and Other Transaction Adjustments	Offering Transaction Adjustments	TPG Inc. Pro Forma 4Q'21	
Assets					
Cash and cash equivalents	$ 972,729	$ (27,200)	$ 431,217	$ 1,376,746	(1), (3), (8)
Restricted cash	13,135	—	—	13,135	
Due from affiliates	185,321	—	—	185,321	
Investments	6,109,046	—	—	6,109,046	
Right-of-use assets	157,467	—	—	157,467	
Other assets	499,850	—	(23,988)	475,862	(8)
Assets of consolidated TPG Funds and Public SPACs:					
Cash and cash equivalents	5,371	—	—	5,371	
Investments held in Trust Accounts	1,000,027	—	—	1,000,027	
Due from affiliates	74	—	—	74	
Other assets	18,993	—	—	18,993	
Total assets	**8,962,013**	**(27,200)**	**407,229**	**9,342,042**	
Liabilities, redeemable equity and partners' capital					
Accounts payable and accrued expenses	134,351	—	—	134,351	
Due to affiliates	826,999	(203,286)	10,611	634,324	(1), (6)
Secured borrowings, net	244,950	—	—	244,950	
Revolving credit facility to affiliate	199,494	—	—	199,494	
Accrued performance allocation compensation	—	3,848,126	—	3,848,126	(2)
Operating lease liabilities	177,003	—	—	177,003	
Other liabilities	61,243	—	(24,171)	37,072	(8)
Liabilities of consolidated TPG Funds and Public SPACs:					
Accounts payable and accrued expenses	8,484	—	—	8,484	
Derivative liabilities of Public SPACs	13,048	—	—	13,048	
Deferred underwriting	35,000	—	—	35,000	
Total liabilities	**1,700,572**	**3,644,840**	**(13,560)**	**5,331,852**	
Commitments and contingencies					
Redeemable equity from consolidated Public SPACs	1,000,027	—	—	1,000,027	
Equity					
Class A common stock	—	—	79	79	(4)
Class B common stock	—	—	230	230	(5)
Additional paid-in-capital	—	—	498,251	498,251	(7)
Partners' capital controlling interests	1,606,593	(439,196)	(1,167,397)	—	(1), (9)
Retained earnings	—	—	—	—	
Total partners' / stockholders' equity attributable to TPG Inc.	**1,606,593**	**(439,196)**	**(668,837)**	**498,560**	
Non-Controlling interests in consolidated TPG Funds	—	—	—	—	
Other non-controlling interests	4,654,821	(3,232,844)	1,089,626	2,511,603	(1), (2), (9)
Total equity	**6,261,414**	**(3,672,040)**	**420,789**	**3,010,163**	
Total liabilities, redeemable equity and equity	**$ 8,962,013**	**$ (27,200)**	**$ 407,229**	**$ 9,342,042**	

See notes on the following pages.

TPG | 47

TPG | 48 4Q’21 Pro Forma GAAP Balance Sheet Notes 1) The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and due to affiliate amounts at the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. These transfers resulted in the reduction of cash of $27.2 million and due to affiliate amounts of $203.3 million, which increased partners’ capital by $148.5 million and non-controlling interests of $27.6 million. In addition, the transfer of performance allocation economic entitlements resulted in a transfer of $587.7 million from partners' capital to non-controlling interests. 2) This adjustment relates to accrued performance allocation amounts owed to our partners and professionals. Prior to the Reorganization and the IPO, the entities that comprise the consolidated financial statements of TPG Group Holdings have been partnerships or limited liability companies, and our senior professionals were part of the ownership group of those entities. As such, their share of accrued performance allocations was reflected within “other non-controlling interests” on the TPG Group Holdings consolidated statement of financial condition, as these interests existed through the individuals’ ownership interests, and the income attributable to these performance allocation rights were included in “net income attributable to other non-controlling interests” on the TPG Group Holdings consolidated statement of operations. Additionally, we have adjusted the sharing percentages associated with certain performance allocations between our controlling and non-controlling interest holders, which resulted in an increase to amounts attributable to our historic non-controlling interest holders and a further increase to accrued performance allocation compensation. As of December 31, 2021, the carrying value of these performance allocations totaled approximately $3,848.1 million. An adjustment has been recorded to reclassify this balance from other non-controlling interests to a liability on the unaudited pro forma condensed consolidated statement of financial condition. Subsequent to the Reorganization, the amounts owed to our senior professionals are treated as compensatory profit-sharing arrangements and reflected as a liability on our unaudited pro forma condensed consolidated statement of financial condition. 3) The adjustment reflects i) proceeds, net of estimated underwriting discounts, of $820.7 million from the IPO based on the issuance of 30,085,604 shares of Class A common stock at the IPO price of $29.50 per share, with a corresponding increase to additional paid-in capital and (ii) of the proceeds noted above, we used approximately $380.1 million to purchase Common Units from certain existing owners of the TPG Operating Group (none of whom is an active TPG partner or Founder), at the IPO price of $29.50 per share paid by the underwriters for shares of our Class A common stock in the IPO. 4) Reflects 70,811,664 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock with a par value of $0.001 outstanding immediately after the IPO. This includes 30,085,604 shares of our Class A common stock issued in the IPO to new investors and 40,726,060 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock received in exchange for Common Units by the holders of Common Units (other than TPG Inc.). 5) In connection with the IPO, we issued 229,652,641 shares of Class B common stock with a par value of $0.001 to the TPG Operating Group owners, other than us or our wholly-owned subsidiaries, on a one-to-one basis with the number of Common Units they own across each of the three TPG Operating Group entities. Each share of our Class B common stock entitles its holder to ten votes. As part of the IPO and pursuant to the Exchange Agreement, each Common Unit that is not held by us or our wholly-owned subsidiaries is exchangeable for either (i) cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred); or (ii) at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock). We are reflecting the TPG Operating Group Common Units held by our affiliates as non-controlling interests on the unaudited pro forma GAAP balance sheet since they relate to equity in the TPG Operating Group that is not attributable to us.

TPG | 49 4Q’21 Pro Forma GAAP Balance Sheet Notes (Cont'd) 6) In connection with the IPO, we entered into the Tax Receivable Agreement with certain of our pre-IPO owners that provides for the payment by us (or our subsidiary) to such pre-IPO owners of 85% of cash tax savings, if any, that we actually realize, or we are deemed to realize (calculated using certain assumptions) as a result of the Covered Tax Items. We retain the benefit of the remaining 15% of these net cash tax savings under the Tax Receivable Agreement. Pursuant to the corporate conversion and the IPO, $10.6 million was recognized in due to affiliates for the Tax Receivable Agreement, which assumes: (i) only exchanges associated with the IPO, (ii) a share price equal to $29.50 per share less any underwriting discounts and commissions, (iii) a constant U.S. federal and state income tax rate of 23.0% (iv) no material changes in tax law, (v) the ability to utilize tax attributes, (vi) no adjustment for potential remedial allocations and (vii) future Tax Receivable Agreement payments. The impact of the Tax Receivable Agreement liability is reflected within additional paid-in capital. 7) Reflects adjustments to additional paid-in capital as a result of: (i) proceeds from offering, net of underwriting discounts and unpaid offering costs, (ii) exchange of common units, (iii) reclassifying partners’ capital to additional paid-in capital, (iv) tax receivable agreement, (v) payment of offering costs, (vi) par value of common stock, and (vii) transfer to non-controlling interest holders. 8) We are deferring certain costs associated with this offering, including certain legal, accounting and other related expenses, which have been recorded in other assets, net in our unaudited pro forma condensed consolidated statement of financial condition. Upon completion of the IPO, we incurred approximately $31.8 million of offering costs that will be reflected as a reduction to additional paid-in capital, of which $24.2 million was recorded to other assets, net as of December 31, 2021. The remaining $9.4 million of offering costs are presented as an offset to proceeds from the IPO. 9) Following the IPO, we hold approximately 25.6% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we continue to consolidate the financial results of the TPG Operating Group and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group, which represents a majority of the economic interest in the TPG Operating Group on our consolidated statement of financial condition.

4Q'21 Pro Forma Non-GAAP Balance Sheet and Notes

($ in thousands)		Non-GAAP 4Q'21		Reorganization and Other Transaction Adjustments		Offering Transaction Adjustments		Pro Forma Non-GAAP 4Q'21	
Book Assets									
Cash and cash equivalents	$	242,370	$	(27,200)	$	431,217	$	646,387	(1), (2)
Restricted cash		13,135		—		—		13,135	
Accrued performance allocations		1,344,348		(575,065)		—		769,283	(3)
Investments in funds		559,810		—		—		559,810	
Other assets, net		733,085		(204,453)		(23,988)		504,644	(1), (2)
Total Book Assets		**2,892,748**		**(806,718)**		**407,229**		**2,493,259**	
Book Liabilities									
Accounts payable, accrued expenses and other		525,267		(203,286)		(13,560)		308,421	(1), (2), (4)
Securitized borrowing, net		244,950		—		—		244,950	
Senior unsecured term loan		199,494		—		—		199,494	
Total Book Liabilities		**969,711**		**(203,286)**		**(13,560)**		**752,865**	
Net Book Value	**$**	**1,923,037**	**$**	**(603,432)**	**$**	**420,789**	**$**	**1,740,394**	(5)

1) The difference between non-GAAP and pro forma non-GAAP balance sheet measures relates to the transfer of Excluded Assets, which consist of rights to future performance allocations related to certain general partner entities. Additionally, certain of our other investments and investments into TPG Funds have been excluded, because such interests are not part of the TPG Operating Group. We would have transferred (i) $27.2 million of cash; (ii) $204.5 million of other assets; and (iii) $203.3 million of other liabilities to RemainCo.

2) Includes $431.2 million of proceeds, net of estimated underwriting discounts and unpaid offering costs of $31.8 million, of which $24.0 million was previously capitalized and accrued in Other Assets, net and accounts payable, accrued expenses and other, respectively.

3) Following the Reorganization, the TPG Operating Group and Common Unit holders receive approximately 20% of the future performance allocations associated with the general partner entities that we retain an economic interest in as described in Note 2 above. This adjustment reduces our share of accrued performance allocations by $575.1 million.

4) Reflects a Tax Receivable Agreement liability of $10.4 million related to the Reorganization of TPG into a corporation and associated offering transactions.

5) Represents the impact to the net book value of the TPG Operating Group after the IPO transaction adjustments.

TPG | 50

TPG | 51 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Revenues (“FRR”), and Fee- Related Expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 52 Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stock holders and Common Unit holders. After-tax DE differs from GAAP net income computed in accordance with GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement, which is recorded within other liabilities in our consolidated statement of financial condition. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of (i) fair value of the investments and financial instruments held by our TPG funds managed by us, plus the capital that we are entitled to call from investors in those funds and co-investors, pursuant to the terms of their respective capital commitments, net of outstanding leverage, including capital commitments to funds that have yet to commence their investment periods; (ii) the net asset value of our hedge funds and funds of hedge funds; (iii) the gross amount of assets (including leverage) for our mortgage REITs and collateralized fundraising vehicles; and (iv) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG investment funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that can grow fees when deployed through earning new management fees (AUM Not Yet Earning Fees) or when invested from a higher rate of management fees (FAUM Subject to Step-Up). Available capital is the aggregate amount of unfunded capital commitments that partners have committed to our funds and co-invest vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level financing arrangements; however, it is not reduced for investments that we have committed to make yet remain unfunded at the reporting date. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by TPG’s investment funds, co-investment vehicles and SPACs in conjunction with the completion of a business combination. It excludes hedge fund activity. We believe this measure is useful to investors as it measures capital deployment across TPG. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital raised is the aggregate amount of capital commitments raised by TPG’s investment funds and co-investment vehicles during a given period, as well as IPO and forward purchase agreements associated with our Public SPACs and private investment in public equity upon the consummation of a business combination associated with one of our Public SPACs. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income. DE differs from GAAP net income computed in accordance with GAAP in that it does not include (i) unrealized performance allocations and related compensation and benefit expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) net income (loss) attributable to non-controlling interests in consolidated entities, or (v) certain non-cash items, such as contingent reserves. Distributable Earnings participating shares refers to the sum of (i) shares (Class A voting, Class A non-voting, and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested. Subject to certain limitations, limited partners in these funds pay a lower fee on committed and undrawn capital. As capital is drawn down for investments, the fees paid on that capital increases. FAUM Subject to Step-Up is included within FAUM.

TPG | 53 Definitions (Cont’d) Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, (v) amortization and (vi) certain non-recurring income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin is defined as Fee-Related Earnings divided by Fee-Related Revenues. Fee-Related Expenses differs from expenses computed in accordance with GAAP in that it is net of certain reimbursement arrangements. Fee-related expenses is used in management’s review of the business. Fee-Related Revenues (“FRR”) is comprised of (i) management fees, (ii) transaction, monitoring and other fees, net, and (iii) other income. Fee-related revenue differs from revenue computed in accordance with GAAP in that it excludes certain reimbursement expense arrangements. Fee earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are generally not impacted by changes in the fair value of underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Net accrued performance allocations represents both unrealized and undistributed performance allocations resulting from our general partner interests in our TPG funds. We believe this measure is useful to investors as it provides additional insight into the accrued performance allocations to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Operating profit margin is defined as GAAP net income divided by GAAP total revenue. Realizations represent the aggregate investment proceeds generated by our TPG investment funds and co-investment vehicles and Public SPACs in conjunction with the completion of a business combination. We believe this measure is useful to investors as it drives investment gains and performance allocations. RemainCo refers to, collectively, Tarrant RemainCo I, L.P., a Delaware limited partnership, Tarrant RemainCo II, L.P., a Delaware limited partnership, and Tarrant RemainCo III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant RemainCo GP LLC, a Delaware limited liability company serving as their general partner. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (ii) for periods beginning after giving effect to the Reorganization, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo. TPG Operating Group partnerships refers to TPG Operating Group I, L.P., a Delaware limited partnership formerly named TPG Holdings I, L.P., TPG Operating Group II, L.P., a Delaware limited partnership formerly named TPG Holdings II, L.P., and TPG Operating Group III, L.P., a Delaware limited partnership formerly named TPG Holdings III, L.P. TPG Partner Holdings refers to TPG Partner Holdings, L.P., a Delaware limited partnership, which is a TPG Partner Vehicle that indirectly owns substantially all of the economic interests of TPG Group Holdings, a TPG Partner Vehicle. Value creation, with respect to an investment or group of investments, represents the appreciation or depreciation of value during a given measurement period, with the numerator being the total change in value reduced by capital invested during the measurement period, and the denominator being the sum of (i) the unrealized value at the beginning of the measurement period plus (ii) capital invested in follow-on investments made during the measurement period plus (iii) capital invested in new investments made during the measurement period if the new investment had a change in value.